Exhibit 10.57(d)
SMITH & WESSON HOLDING CORPORATION
AND
CERTAIN AFFILIATED ENTITIES
AMENDMENT NO. 4 TO CREDIT AGREEMENT
     This Amendment No. 4 to Credit Agreement (this “Amendment No. 4”) dated as of December 3, 2009 (the “Amendment Date”), is among Smith & Wesson Holding Corporation, a Nevada corporation (“Holdings”), Smith & Wesson Corp., a Delaware corporation (“S&W Corp.”), Thompson/Center Arms Company, Inc., a New Hampshire corporation (“TCAC”), and Universal Safety Response, Inc., a Delaware corporation (“USR” together with Holdings, S&W Corp. and TCAC, the “Borrowers” and each individually, a “Borrower”), Thompson Center Holding Corporation, a Delaware corporation (“TCHC”), Fox Ridge Outfitters, Inc., a New Hampshire corporation (“Fox Ridge”), Bear Lake Holdings, Inc., a Delaware corporation (“Bear Lake”), K.W. Thompson Tool Company, Inc., a New Hampshire corporation (“K.W. Thompson”), O.L. Development, Inc., a New Hampshire corporation (“O.L. Development”, together with the Borrowers, TCHC, Fox Ridge, Bear Lake, and K.W. Thompson, the “Loan Parties” and each individually a “Loan Party”), the Lenders (as defined below), and TD Bank, N.A., a national banking association (“TD Bank”), in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for itself and the other lenders party to the Credit Agreement (as defined below) from time to time (the “Lenders”).
RECITALS:
     WHEREAS, the Borrowers have entered into that certain Credit Agreement dated as of November 30, 2007 with the Lenders and the Administrative Agent, as amended by that certain Amendment No. 1 to Credit Agreement and Assignment and Acceptance of Collateral Documents dated as of October 31, 2008, that certain Amendment No. 2 to Credit Agreement dated as of March 12, 2009, and that certain Amendment No. 3 and Joinder to Credit Agreement dated as of July 20, 2009 (as so amended and as it may be further amended from time to time, the “Credit Agreement”); and
     WHEREAS, the Loan Parties, the Administrative Agent and the Lenders wish to enter into this Amendment No. 4 to increase the Revolving Commitment, to extent the Revolving Maturity Date and to amend certain provisions of the Credit Agreement to reflect the results of a recent collateral field audit performed by or on behalf of the Administrative Agent, all as more particularly set forth herein;
     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Recitals. The foregoing recitals are hereby incorporated by reference herein.

     2. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.
     3. Amendments to Credit Agreement. The parties hereto hereby agree that, effective on the Amendment Date, the Credit Agreement is hereby amended as follows:
          3.1 Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of ““Borrowing Base,” “Permitted Encumbrances,” “Reserves,” “Revolving Commitment,” and “Revolving Maturity Date” in their entirety and substituting the following therefor:
          ““Borrowing Base” means, at any time, the sum of (a) 80% of Eligible Accounts at such time, plus (b) 50% of Eligible “Do Not Mail” Accounts, plus (c) the lesser of (i) Fifteen Million Dollars ($15,000,000), or (ii) the aggregate of (x) 60% of Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, and (y) 45% of Eligible Demo Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time. The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above or reduce one or more of the other elements used in computing the Borrowing Base.”
          ““Permitted Encumbrances” means:
          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.10;
          (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.06;
          (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
          (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.01(k);
          (f) Liens granted by USR to Zurich America Insurance Company, it subsidiaries and affiliates (“Zurich”) pursuant to an Agreement of Indemnity dated July 20, 2009, in certain Equipment, Accounts and Inventory used in government contracts bonded by

Zurich, to the extent consented to by the Administrative Agent by that certain Consent, Waiver and Release Agreement dated or to be dated as of November 4, 2009, among the Loan Parties, the Administrative Agent and the Lenders; and
          (g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than provided in (f) above.”
          ““Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, reserves for accrued and unpaid interest on the Obligations, reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts, reserves for Inventory shrinkage, the Excise Tax Reserve, the Progress Billing Reserve, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, unindemnified or under indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party.”
           ““Revolving Commitment” means the commitment of the Lenders to make Revolving Loans and the LC Issuer to issue Letters of Credit hereunder, as such commitment may be reduced from time to time pursuant to Section 2.16. The initial amount of the Lenders’ Revolving Commitment is $60,000,000. Each Lender’s Revolving Commitment is set forth on Schedule 2.01 or in the Assignment Assumption to which such Lender becomes a party hereto, as applicable as such amount may be adjusted from time to time in accordance with this Agreement.”
           ““Revolving Maturity Date” means November 30, 2013 or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.”
           3.2 Section 1.01 is hereby further amended by inserting the following new definitions therein in appropriate alphabetical order:
           ““Bonded Accounts” means any Account arising from a transaction in which a Loan Party’s performance is or has been supported or secured by a performance bond, and such Account secures, or is subject to, the claim of a bonding company, insurer or indemnitor.”
           ““Bonded Inventory” means any and all Inventory used or to be used by a Loan Party in a transaction in which such Loan Party’s performance is or has been supported or secured by a performance bond or similar undertaking, and such Inventory secures, or is subject to, the claim of a bonding company, insurer or indemnitor.”
           ““Eligible Demo Inventory” means any and all finished goods inventory of S&W Corp. or TCAC which consists of (i) firearms located at any field school or training facility, and (ii) firearms in the possession of sales employees or agents of either S&W Corp. or TCAC, provided that such agency is created pursuant to a written agency agreement between the agent and either S&W Corp. or TCAC.”
           ““Eligible “Do Not Mail” Accounts” means any Account arising from transaction with a law enforcement agency where a portion of the purchase consideration is the delivery of used weapons to a Loan Party.”
           ““Excise Tax Reserve” means a reserve established in an amount equal to the accrued and unpaid excise taxes not paid when due, from time to time, from any Loan Party to any Governmental Authority, including without limitation, any amounts due with respect to any United States firearm and ammunition excise taxes. The amount of the reserve shall be determined on and as of each date a Borrowing Base Certificate is submitted to the Administrative Agent based upon then accrued and unpaid excise taxes owing by the Loan Parties on such date, whether or not then due and payable.”
           ““Progress Billings Reserve” means a reserve equal to 5% of any Accounts of USR that constitute invoices on account of progress billings under a contract with an Account Debtor.
          3.3 In Section 1.01(a) of the Credit Agreement the definition of “Eligible Accounts” is hereby amended by (i) deleting clauses (a), (h) and (n), and (ii) inserting the following the following provisions in their place as indicated:
          “(a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent or is otherwise subject to a Permitted Encumbrance;”
          “(h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by any Operating Company or if such Account was invoiced more than once, including, without limitation, so-called “Do not mail” Accounts due from any law enforcement agency;”
          “(n) which is owed by any Governmental Authority unless, with respect to (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S., such Account is backed by a letter of credit acceptable to the Lender which is in the possession of the Lender, or (ii) the government of the U.S. any department, agency, public corporation, or instrumentality thereof, or any state or local government authority, such Account is subject to the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.) or its state or local equivalent, and any all steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;”
          3.4 In Section 1.01(a) of the Credit Agreement the definition of “Eligible Accounts” is hereby further amended by (i) deleting, at the end of clause (w), the word “or”, (ii) deleting the “.” at the end of clause (x), and inserting “; “ in its stead, and (iii) inserting the following clauses (y) and (z):
          “(y) which is subject to an invoiced discount, or accrued distributor incentives, accrued advertising incentives, accrued sales incentive or other credits or discounts unless and until such discounts, incentives and credits have been identified to the Administrative Agent and expressly deducted from the Account to reflect the net Account balance due, in which case the net Account will be included as an Eligible Account; and
          (z) which is a Bonded Account or an Eligible “Do Not Mail” Account.”
          3.5 In Section 1.01(a) of the Credit Agreement the definition of “Eligible Inventory” is hereby amended by inserting at the end of the definition the following new sentence:
          “Notwithstanding anything in this definition to the contrary, the term “Eligible Inventory” shall also exclude the following Inventory: Eligible Demo Inventory, inventory used as samples, for sale demonstrations and is otherwise in possession of any third party (other than an agent of a Loan Party pursuant to a written agency agreement); inventory in transit unless it is between Loan Party locations and is in the sole control of any Borrower; inventory consigned to any Person, including any field school or other training facility of such third party; inventory leased by any Loan Party to any Person; and any Bonded Inventory.”
          3.6 Section 5.06(b) of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in its stead:
          “(b) Each Loan Party and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted and the use thereof by the Loan Parties and the Subsidiaries does not infringe in any material respect upon the rights of any other Person, and the Loan Parties’ rights thereto are not subject to any licensing agreement or similar arrangement.”
          3.7 The Schedules to the Credit Agreement are hereby amended by deleting such Schedules in their entirety and replacing them with the updated Schedules attached hereto; provided, however, Schedule 5.06(b) is hereby deleted in its entirety.
          3.8 The Exhibits to the Credit Agreement are hereby amended by deleting Exhibit D (Form of Borrowing Base Certificate) to the Credit Agreement in its entirety and replacing it with Exhibit D attached hereto.

     4. Representations and Warranties. Each of the Loan Parties, by its execution hereof, jointly and severally represents and warrants as follows:
          4.1. Legal Existence; Organization. Each Loan Party is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and under the laws of each other jurisdiction in which it is qualified to do business, with all power and authority (corporate or otherwise) necessary (a) to enter into this Amendment No. 4 and the documents executed in connection herewith and to perform all of its obligations hereunder and thereunder and (b) to own its properties and carry on the business now conducted or proposed to be conducted by it.
          4.2. Enforceability. Each Loan Party has taken all action (corporate or otherwise) required to make the provisions of this Amendment No. 4 and the documents executed in connection herewith valid and enforceable obligations of such Loan Party, as they purport to be. Each Loan Party has duly authorized, executed and delivered this Amendment No. 3 and the documents executed in connection herewith. This Amendment No. 4 and each document executed in connection herewith is the legal, valid and binding obligations of such Loan Party and each is enforceable against such Loan Party in accordance with its terms.
          4.3. No Legal Obstacle to Agreements. Neither the execution, delivery or performance by any Loan Party of this Amendment No. 4 or any document executed in connection herewith nor the execution, delivery or performance by any Loan Party, nor the consummation of any other transaction referred to or contemplated by this Amendment No. 4, any document executed in connection herewith, nor the fulfillment of the terms hereof or thereof, has constituted or resulted in or will constitute or result in:
          4.3.1 any breach or termination of any agreement, instrument, deed or lease to which such Loan Party is a party or by which such Loan Party is bound, or of the charter, by-laws or other organizational documents, as applicable, of such Loan Party;
          4.3.2 the violation of any law, judgment, decree or governmental order, rule or regulation applicable to such Loan Party;
          4.3.3 the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Collateral which secure the Obligations) upon any of the assets of such Loan Party; or
          4.3.4 any redemption, retirement or other repurchase obligation of such Loan Party under any charter, by-law, organizational document, agreement, instrument, deed or lease to which such Loan Party is a party.
Except such as have been obtained and are in full force and effect, no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by any Loan Party in connection with the execution, delivery and performance by such Loan

Party of this Amendment No. 4 or any document executed in connection herewith or the consummation of the transactions contemplated hereby or thereby or the execution, delivery and performance by such Loan Party.
          4.4. Defaults. No Default exists or, immediately after giving effect to this Amendment No. 4, will exist.
          4.5. Incorporation of Representations and Warranties. The representations and warranties set forth in Article V of the Credit Agreement and in Section 10 of the Holdings/TCAC Guaranty, Section 10 of the Holdings/S&W Corp. Guaranty, Section 10 of the Operating Companies Guaranty and Section 10 of the Subsidiary Guaranty are each true and correct in all material respects on the date hereof as if originally made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date, provided that all representations and warranties set forth in Article V with respect to the Schedules shall be true and correct as of the date hereof with reference to the updated Schedules delivered herewith.
     5. Conditions. This Amendment No. 4 shall become effective upon the date when each of the following conditions precedent have been satisfied (the “Amendment No. 4 Effective Date”):
          5.1 Corporate Matters. (a) The Administrative Agent shall have received such documents and certificates as the Administrative Agent may reasonably request relating to the due organization, valid existence and good standing the Loan Parties and any other legal matters relating to the Loan Parties, this Amendment No. 4, and the other Loan Documents.
          (b) The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, as to the authorization by each Loan Party, including, without limitation, approval by the Board of Directors of Holdings, of this Amendment No. 4 and any and all other documents, instruments and agreements contemplated hereby or thereby or executed and delivered in connection herewith or therewith.
          5.2 Consummation of this Amendment No. 4. The Administrative Agent shall have received this Amendment No. 4 fully executed by the parties hereto.
          5.3 Other Amendments. The Administrative Agent shall have received a Third Amended and Restated Revolving Line of Credit Note in the form of Exhibit A-1 annexed hereto.
          5.4 Schedules. The Administrative Agent shall have received revised Schedules to the Credit Agreement which Schedules shall be attached hereto. Such Schedules shall be deemed to be incorporated into the Credit Agreement as of the date hereof and each reference in the Credit Agreement to any such Schedule shall be deemed to refer to such Schedule attached hereto on and after the date hereof.
          5.5 Existing USR Debt; Liens. The Administrative Agent shall have received evidence that, as of the date hereof, the assets and properties of USR are not subject to any Liens (other than Liens permitted to remain outstanding in accordance with Section 7.02 of the Credit Agreement, as amended hereby).
          5.6 Legal Opinions. The Administrative Agent shall have received a favorable opinion (addressed to the Administrative Agent and the Lenders and dated as of the Amendment No. 4 Effective Date) of Greenberg Traurig LLP, counsel to the Loan Parties, with respect to the Loan Parties, this Amendment No. 4, and the documents to be delivered in connection herewith and therewith and covering such other matters as the Administrative Agent may request, which shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
          5.7 Officer Certificate Regarding Representations and Absence of Defaults. The Administrative Agent shall have received a certificate, dated the Amendment No. 4 Effective Date and signed by a officer of the Borrower Representative, confirming that both before and after giving effect to this Amendment No. 4, each of the representations in the Loan Documents is true and correct and no Default or Event of Default exists or would result therefrom.
          5.8 Copies of Material Contracts, etc. To the extent requested by the Administrative Agent, the Administrative Agent shall have received copies of all material contracts, licenses, permits and governmental approvals entered into or obtained since the Third Amendment Date.
          5.9 Other Documents. The Administrative Agent shall have received duly executed copies of such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Amendment No. 4, each in form and substance acceptable to the Administrative Agent.
          5.10 Legal Matters. All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Administrative Agent.
          5.11 Fees and Expenses. The Loan Parties shall have paid or provided for payment of all fees and expenses of the Administrative Agent (including the reasonable fees and expenses of its legal counsel) in connection with this Amendment No. 4 and the documents executed in connection herewith and the transactions contemplated herein.
     6. Further Assurances. Each of the Loan Parties will, promptly upon the request of the Administrative Agent from time to time, execute, acknowledge, deliver, file and record all such instruments and notices, and take all such other action, as the Administrative Agent deems necessary or advisable to carry out the intent and purposes of this Amendment No. 4 (and the attached acknowledgements and consents) and the documents executed in connection therewith.
     7. No Defenses/Release. Each Loan Party warrants and represents to the Administrative Agent and Lenders that such Loan Party has no claims, counterclaims, offsets or defenses to the Loan Documents or the Obligations, or if any such Person does have any claims, counterclaims, offsets or defenses to the Loan Documents or the Obligations, the same are hereby waived, relinquished and released in consideration of the execution and delivery of this Amendment No. 4 by the Administrative Agent and the Lenders.
     8. General. Except as specifically amended hereby or by any of the amendments referred to in Section 5.3 and Section 5.4 above, all of the terms and provisions of the Credit Agreement, the Guaranty and each of the other Loan Documents and all related documents, shall remain in full force and effect and are hereby ratified and confirmed. This Amendment No. 4 may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties thereto and their respective successors and assigns, including as such successors and assigns, all holders of any Obligation. Delivery of an executed counterpart of a signature page of this Amendment No. 4 by telecopy or in PDF format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment No. 4. This Amendment No. 4 shall be governed by and construed in accordance with the laws of the State of New York, including, but not limited to, Section 5-1401 of the New York General Obligations Law.
     9. Waiver. The Administrative Agent and the Lenders hereby confirm that the Administrative Agent and the Lenders have not yet declared any Potential Event of Default to be an Event of Default. The Administrative Agent and the Lenders hereby waive any Event of Default that would have resulted from the failure to timely satisfy any requirement of the Post-Closing Letter. The parties acknowledge and agree that the foregoing waiver is limited solely to the Post-Closing Letter and does not constitute a waiver of any other presently existing or future Default or Event of Default or a waiver of compliance with any other provision of the Loan Documents for any other purpose or on any other occasion.
[Signature pages follow]

     Each of the undersigned has caused this Amendment No. 4 to be executed and delivered by its duly authorized officer as of the date first above written.

Loan Parties: SMITH & WESSON HOLDING CORPORATION
By:	/s/ William F. Spengler
William F. Spengler
Executive Vice President, Chief Financial Officer and Treasurer

SMITH & WESSON CORP.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

THOMPSON/CENTER ARMS COMPANY, INC.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

THOMPSON CENTER HOLDING CORPORATION
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

[Signatures appear on following pages]

FOX RIDGE OUTFITTERS, INC.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

BEAR LAKE HOLDINGS, INC.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

K.W. THOMPSON TOOL COMPANY, INC.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

O.L. DEVELOPMENT, INC.
By:	/s/ William F. Spengler
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

UNIVERSAL SAFETY RESPONSE, INC.
By:	/s/ Matthew A. Gelfand
Matthew A. Gelfand
President

[Signatures appear on following page]

Administrative Agent: TD BANK, N.A., as Administrative Agent
By:	/s/ Maria P. Goncalves
Maria P. Goncalves, Senior Vice President

Lender: TD BANK, N.A., as sole Lender
By:	/s/ Maria P. Goncalves
Maria P. Goncalves, Senior Vice President

Exhibit A-1
THIRD AMENDED AND RESTATED
REVOLVING LINE OF CREDIT NOTE

$60,000,000.00	December 3, 2009
     FOR VALUE RECEIVED, the undersigned, SMITH & WESSON HOLDING CORPORATION, a Nevada corporation (“Holdings”), SMITH & WESSON CORP., a Delaware corporation (“S&W Corp.”), THOMPSON/CENTER ARMS COMPANY, INC., a New Hampshire corporation (“TCAC”), and UNIVERSAL SAFETY RESPONSE, INC., a Delaware corporation (“USR”), as borrowers (Holdings, S&W Corp., TCAC and USR are, jointly and severally, the “Borrowers”), promise to pay to the order of TD BANK, N.A., a national banking association (the “Lender”), at the place and times provided in the Credit Agreement referred to below the principal sum of
SIXTY MILLION DOLLARS AND 00 CENTS ($60,000,000.00)
or, if less, the principal amount of, and interest accrued on, all Revolving Loans made by the Lender from time to time pursuant to that certain Credit Agreement dated November 30, 2007 (as amended, restated or modified from time to time, the “Credit Agreement”) by and among the Borrowers, TD Bank, N.A., in its capacity as administrative agent (in said capacity, together with its successors and assigns, the “Administrative Agent”), for itself and the other Secured Parties (as defined therein), and the lenders party thereto from time to time (including, without limitation, the Lender). This Third Amended and Restated Revolving Line of Credit Note is being executed and delivered by the Borrowers pursuant to Section 2.16(i) of the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.
     The unpaid principal amount of this Third Amended and Restated Revolving Line of Credit Note from time to time outstanding is subject to mandatory prepayment from time to time as provided in the Credit Agreement and shall bear interest as provided in the Credit Agreement. All payments of principal and interest on this Third Amended and Restated Revolving Line of Credit Note shall be payable in lawful currency of the United States of America in immediately available funds to the Administrative Agent.
     This Third Amended and Restated Revolving Line of Credit Note is entitled to the benefits of, and evidences obligations incurred under, the Credit Agreement, to which reference is made for a description of the Collateral for this Third Amended and Restated Revolving Line of Credit Note and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the obligations evidenced hereby and on which such obligations may be declared to be immediately due and payable.
     THIS THIRD AMENDED AND RESTATED REVOLVING LINE OF CREDIT NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, BUT NOT LIMITED TO, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
     Each and every party liable hereunder or for the indebtedness evidenced hereby whether as maker, endorser, guarantor, surety or otherwise hereby: (a) except as may be expressly provided in the Credit Agreement or the other Loan Documents, waives notice (including, without limitation, notice of intention to accelerate maturity, notice of acceleration of maturity, and notice of non-payment), presentment, demand, protest, suretyship defenses and defenses in the nature thereof such as bringing of suit, and diligence in taking any action to collect amounts owing hereunder or in any proceeding against any of the rights and properties securing payment hereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the holder to any party now or hereafter liable hereunder or for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any Collateral now or hereafter held hereunder or in connection with the Credit Agreement or any of the other Loan Documents, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any Collateral given to secure this Third Amended and Restated Revolving Line of Credit Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Credit Agreement or any of the other Loan Documents shall be found to be unenforceable in full or to any extent, or if the Administrative Agent, the Lender, any other Secured Party or any other party shall fail to duly perfect or protect such Collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; (e) agrees to pay all reasonable costs and expenses incurred by the Administrative Agent, the Lender or any other Secured Party in connection with the indebtedness evidenced hereby, including, without limitation, all reasonable attorneys’ fees and costs, for the making and collection of the indebtedness evidenced hereby and the enforcement of rights and remedies hereunder and under the Credit Agreement and the other Loan Documents, whether or not suit is instituted; and (f) consents to all of the terms and conditions contained in this Third Amended and Restated Revolving Line of Credit Note, the Credit Agreement and the other Loan Documents.
     The liability of the Borrowers under this Third Amended and Restated Revolving Line of Credit Note shall be joint and several.
     The provisions contained herein shall, effective the date hereof, amend, restate and supersede in their entirety, the terms of (i) that certain Second Amended and Restated Revolving Line of Credit Note dated July 20, 2009, in the original principal amount of $40,000,000 made by Holdings, S&W Corp., TCAC and USR to the order of the Lender (the “Second Amended and Restated Note”). All amounts outstanding under the Second Amended and Restated Note shall be deemed to be outstanding hereunder for all purposes. This Third Amended and Restated Revolving Credit Note replaces the Second Amended and Restated Note to the Borrowers, and the return of the Second Amended and Restated Note to the Borrowers (which shall each be marked “Cancelled by Substitution”) does not constitute a discharge, release or satisfaction of the indebtedness evidenced by the Second Amended and Restated Note. This Third Amended and Restated Revolving Line of Credit Note shall be deemed the Revolving Line of Credit Note under the Credit Agreement.
* The Next Page is the Signature Page *

     IN WITNESS WHEREOF, the Borrowers have executed this Third Amended and Restated Revolving Line of Credit Note as of the day and year first above written.

Witnesses:	Borrowers: SMITH & WESSON HOLDING CORPORATION
By:
William F. Spengler
Executive Vice President, Chief Financial Officer and Treasurer

SMITH & WESSON CORP.
By:
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

THOMPSON/CENTER ARMS COMPANY, INC.
By:
William F. Spengler
Vice President, Chief Financial Officer and Treasurer

UNIVERSAL SAFETY RESPONSE, INC.
By:
Matthew A. Gelfand
President

Exhibit D
Form of Borrowing Base Certificate
TD Bank, N.A., as Administrative Agent
Borrowing Base Certificate

	Smith & Wesson		Thompson/Center
	Corp.		Arms		Universal Safety		Total
Accounts Receivable Balance	$		$		$		$0.00

	Less Ineligible:		Less Ineligible:		Less Ineligible:		Less Ineligible:
Over 90 days from invoice	$		$		$		$0.00

Over 30 days from invoice *							$0.00

30% Margin Rule							$0.00

Credit Add Backs							$0.00

Contras/Discounts/Sales							$0.00

Incentives/Advertising Credits
Foreign/Government **							$0.00

Employees							$0.00

Intercompany							$0.00

15% Concentration Rule							$0.00

Retainage							$0.00

37.5% of Eligible Do Not Mail							$0.00

Other Ineligible A/R as
defined in Credit Agreement dated 11/30/07							$0.00

Total Ineligible A/R	$		$		$		$0.00

Total Eligible Accounts Receivable		0.00		0.00		0.00	0.00

Advance Rate		X 80%		X 80%		X 80%	X 80%

Net Eligible Accounts Receivable		$0.00		$0.00		$0.00	$0.00

*	If such invoice is subject to dating terms

**	Except Canada and A/R backed by Letters of Credit

	Smith & Wesson		Thompson/Center
	Corp.		Arms	Universal Safety		Total
Total Inventory per the Attached	$		$	$			$0.00

	Less Ineligible:		Less Ineligible:	Less Ineligible:			Less Ineligible:
WIP	$		$	$			$0.00

Obsolete							$0.00

Scrap/Waste							$0.00

Defective							$0.00

Shrinkage							$0.00

Inventory Held on							$0.00

Consignment and demo inventory with third parties In transit with third parties							$0.00

25% of Eligible Demo Inventory
In the possession of a bailee, warehouseman, processor or lessee *							$0.00

Other ineligible inventory as defined in Credit Agreement							$0.00

Total Ineligible Inventory		$0.00	$0.00		$0.00		$0.00

Total Eligible Inventory							$0.00

Advance Rate		X 60%	X 60%		X 60%		X 60%

Net Eligible Inventory							$0.00

Total Inventory not to exceed		$15,000,000.00				$

*	Without prior written consent

Total Borrowing Base per Advance Formula:	$

Less Accounts Payable to Processor	$

Less Reserves	$

Less US$ Equivalent Letters of Credit	$

Total Eligible Collateral	$

Revolving Credit Line Amount: (lesser of $60,000,000 or Total Eligible Collateral)	$

Less Sub Debt Lenders Reserve on Credit Line Limit:	$

Less Loan Balance as of __________________	$

Amount Available for Future Borrowing:	$

Pursuant to, and in accordance with, the terms and provisions of that certain Credit Agreement, dated November 30, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), by and among Smith & Wesson Holding Corporation (“Holdings”), Smith & Wesson Corp., a Delaware corporation (“S&W Corp.”), Thompson/Center Arms Company, Inc., a New Hampshire corporation (“TCAC”), Universal Safety Response, Inc. (“USR”) (Holdings, S&W Corp., TCAC and USR are, individually, “Borrower”, and collectively, “Borrowers”), the lenders party from time to time party thereto (the “Lenders”), and TD Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the Borrower Representative is executing and delivering to the Administrative Agent this Borrowing Base Certificate accompanied by supporting data (collectively referred to as the “Report”). The Borrower Representative represents and warrants to the Administrative Agent that this Report is true and correct, and is based on information contained in the Borrower Representative’s own financial accounting records. The Borrower Representative, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Credit Agreement, and further certifies on this ___ day of _____, 20___ that the Loan Parties are in compliance with the Credit Agreement.
Smith & Wesson Holding Corporation

Authorized by:	Date:

Schedule 1.01
CONSOLIDATED EBITDA
Impairment of goodwill and intangible assets associated with the acquisition of Thompson Center Holding Corporation: $98,243,188
Costs associated with the recall of Walther PPK/S products (net of profit sharing): $1,930,374
Schedule - 1.01

Schedule 2.01
Applicable Percentage
Revolving Loan

Lender	Commitment	Applicable Percentage
TD Bank, N.A.	$60,000,000	100%
Total	$60,000,000	100%
Schedule - 2.01

Schedule 5.06(a)
REAL PROPERTY
Owned Real Property

Owner	Location
Smith & Wesson Corp.	2100 Roosevelt Avenue Springfield, MA 01104

Smith & Wesson Corp.	19 Aviation Drive Houlton, Southern Aroostook County, Maine

Smith & Wesson Corp.	299 Page Boulevard Springfield, Hampden County, Massachusetts

O.L. Development, Inc.	400 North Main Street Rochester, Strafford County, New Hampshire
Leased Real Property

Tenant	Location of Property
Smith & Wesson Holding Corporation	7377 E. Doubletree Ranch Rd., Ste. 200 Scottsdale, AZ 85258

Universal Safety Response, Inc.	Suite 112 and 113 of Aspen Grove Business Center I 277 Mallory Station Road Franklin, TN

Universal Safety Response, Inc.	Suite 509 of Aspen Grove Business Center 416 Mary Lindsay Polk Drive Franklin, TN
Subleased Real Property

Tenant	Location of Property
Universal Safety Response, Inc.	Suite 503 of Aspen Grove Business Center 416 Mary Lindsay Polk Drive Franklin, TN
Schedule - 5.06(a)

Schedule 5.07
DISCLOSED MATTERS
None.
Schedule - 5.07

Schedule 5.14
MATERIAL AGREEMENTS
1.	Trademark Agency Agreement, dated March 11, 2000, by and between UMAREX Sportwaffen, GmbH, and S&W Corp.

2.	Agreement, dated December 18, 2000, by and among S&W Corp., Advanced Research & Technology, and Western Massachusetts Electric Company.

3.	Master Supply Agreement, dated August 1, 2001, by and between Remington Arms Company, Inc. and S&W Corp.

4.	Agreement, dated June 7, 2002, by and between S&W Corp. and Carl Walther GmbH, as amended by the Amendment, dated January 12, 2006, as further amended by the Amendment, dated January 13, 2007.

5.	License and OEM Purchase Agreement, dated November 15, 2001, by and between S&W Corp. and Carl Walther GmbH, as amended by Addendum, dated January 15, 2002, as further amended by Amendment No. 1, dated December 22, 2004, and as further amended by the Amendment, dated January 12, 2006, as further amended by the Amendment, dated January 13, 2007.

6.	Framework Contract, dated February 13, 2004, by and between S&W Corp. and Carl Walther GmbH, as amended by the Amendment, dated January 12, 2006, as further amended by the Amendment, dated January 13, 2007.

7.	2001 Stock Option Plan.

8.	2004 Incentive Stock Plan.

9.	2004 Incentive Compensation Plan Restricted Stock Unit Award Agreement.

10.	Employment Agreement, dated November 12, 2007, by and between Holdings and Michael F. Golden.

11.	USR 401(k) Plan.

12.	Agreement and Plan of Merger, dated June 18, 2009, by and among Holdings, SWAC-USR I, Inc., USR (f/k/a SWAC-USR II, Inc.), Universal Safety Response, Inc., a New York corporation and William C. Cohen, Jr., as stockholders’ representative.

13.	Agreement of Indemnity, dated July 20, 2009, by and among the Borrower and the Guarantors, as contractor and indemnitors, and Zurich American Insurance Company and its subsidiaries and affiliates.
Schedule - 5.14

Schedule 5.16
INSURANCE
[Schedule Provided To Lender]
Schedule - 5.16

Schedule 5.17
EQUITY INTERESTS AND SUBSIDIARIES
Smith & Wesson Holding Corporation, a Nevada corporation
(parent corporation to Smith & Wesson Corp.)
Authorized Capital Stock: 1,000,000 shares Common Stock, par value $0.01

Record Owner	Certificate No.	No. Shares
Public Company	N/A	N/A
Smith & Wesson Corp., a Delaware corporation
(a wholly-owned subsidiary of Smith & Wesson Holding Corporation)
Authorized Capital Stock: 1,000 shares Common Stock, par value $0.01

Record Owner	Certificate No.	No. Shares
Smith & Wesson Holding Corporation	5	800
Thompson Center Holding Corporation, a Delaware corporation
(a wholly-owned subsidiary of Smith & Wesson Holding Corporation)
Authorized Capital Stock: 100 shares of common stock, par value $0.001

Record Owner	Certificate No.	No. Shares
Smith & Wesson Holding Corporation	2	100
Universal Safety Response, Inc., a Delaware corporation
(a wholly-owned subsidiary of Smith & Wesson Holding Corporation)
Authorized Capital Stock: 1,000 shares of common stock, par value $0.001

Record Owner	Certificate No.	No. Shares
Smith & Wesson Holding Corporation	2	100
Fox Ridge Outfitters, Inc., a New Hampshire corporation
(a wholly-owned subsidiary of Thompson Center Holding Corporation)
Authorized Capital Stock: 300 shares of common stock, no par value
Schedule - 5.17

Record Owner	Certificate No.	No. Shares
Thompson Center Holding Corporation	2	25
Bear Lake Holdings, Inc., a Delaware corporation
(a wholly-owned subsidiary of Thompson Center Holding Corporation)
Authorized Capital Stock: 300 shares of common stock, no par value

Record Owner	Certificate No.	No. Shares
Thompson Center Holding Corporation	10	105.7963
K.W. Thompson Tool Company, Inc., a New Hampshire corporation
(a wholly-owned subsidiary of Bear Lake Holdings)
Authorized Capital Stock: 300 shares of common stock, no par value

Record Owner	Certificate No.	No. Shares
Bear Lake Holdings	3	25
O.L. Development, Inc., a New Hampshire corporation
(a wholly-owned subsidiary of Bear Lake Holdings)
Authorized Capital Stock: 300 shares of common stock, no par value

Record Owner	Certificate No.	No. Shares
Bear Lake Holdings	1	25
Thompson/Center Arms Company, Inc., a New Hampshire corporation
(a wholly-owned subsidiary of Bear Lake Holdings)
Authorized Capital Stock: 300 shares of common stock, no par value

Record Owner	Certificate No.	No. Shares
Bear Lake Holdings	3	25
Schedule - 5.17

Schedule 5.20
AFFILIATED TRANSACTIONS AND INDEBTEDNESS
S&W Corp. has entered into a Licensing Agreement, effective as of November 1, 2009, executed by S&W Corp., as licensor, and Identity Protection Corporation, as licensee, with respect to the licensing of certain marks owned by S&W Corp. Identity Protection Corporation is affiliated with a board member of Holdings.
Schedule - 5.20

Schedule 6.12
DEPOSITORY BANKS
[Schedule Provided To Lender]

Schedule 7.01(b)
INDEBTEDNESS
1.	Indebtedness incurred in connection with the Indenture, dated as of December 15, 2006, made by Holdings, as issuer, in favor of The Bank of New York Trust Company, N.A, as trustee.
2.	Indebtedness incurred in connection with the Commercial Premium Finance Agreement, dated as of May 15, 2009, by and between S&W Corp. and AFCO Credit Corporation.
Schedule - 7.01(b)

Schedule 7.01(c)
UNSECURED AND SUBORDINATED INDEBTEDNESS
Indebtedness incurred in connection with the Indenture, dated as of December 15, 2006, made by Holdings, as issuer, in favor of The Bank of New York Trust Company, N.A, as trustee.
Schedule - 7.01(b)

Schedule 7.02(c)
EXISTING LIENS
Liens securing Indebtedness incurred in connection with the Commercial Premium Finance Agreement, dated as of May 15, 2009, by and between S&W Corp. and AFCO Credit Corporation.
Schedule - 7.02(c)

Schedule 7.04(b)
EXISTING INVESTMENTS
None.
Schedule - 7.04(b)

Schedule 7.04(m)
POTENTIAL INVESTMENTS
None.
Schedule - 7.04(m)

Schedule 7.06
SALE AND LEASEBACK
None.
Schedule - 7.06

Schedule 7.10
RESTRICTIVE AGREEMENTS
Section 10.12 of the Indenture, dated as of December 15, 2006, made by Holdings, as issuer, in favor of The Bank of New York Trust Company, N.A, as trustee, restricts Holdings’ ability to incur, create, issue, assume, guarantee otherwise become liable for Indebtedness (as defined therein) in excess of a designated amount. Section 10.12 of the Indenture also contains a restriction on Holdings’ ability to encumber its property; provided, however, that such restriction does not apply to encumbrances related to certain Indebtedness permitted therein.
Schedule - 7.10